Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements No. 333-240323 and 333-236804 each on Form S-3 and Registration Statement Nos. 333-238123 and 333-230167 each on Form S-8 of our report dated March 3, 2021, relating to the financial statements of Kaleido Biosciences, Inc. appearing in this Annual Report on Form 10-K for the year ended December 31, 2020.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

March 3, 2021